UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):January 5, 2011
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
001-11312
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 5, 2011, Cousins Properties Incorporated (the “Company”) began entering into a new form of Change in Control Severance Agreement (the “New Severance Agreement”) with certain executive officers that first became executive officers during 2010, including Gregg Adzema, Executive Vice President and Chief Financial Officer. The New Severance Agreement makes one material change to the previous form of the agreement; it eliminates the tax “gross up” for certain excise taxes, and for any tax imposed on such gross-up payment. Other non-material changes to the New Severance Agreement include (1) conforming changes under Section 409A of the Internal Revenue Code of 1986, as amended, (2) noting that the agreement will be subject to the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (3) updating the form of protective covenant agreement to be consistent with recently approved amendments to the Georgia Constitution that allowed a new statute governing the enforcement of post-employment restrictive covenants. The applicable multiples under the New Severance Agreement have not changed; for an executive vice president, including Mr. Adzema, the multiple is 2.0.
In addition, the Company began entering into Amendment Number Two (the “Amendment”) to the existing Change in Control Severance Agreements with certain executive officers, including the following named executive officers: Lawrence L. Gellerstedt III, President and Chief Executive Officer; Craig B. Jones, Executive Vice President and Chief Investment Officer; and R. Dary Stone, Vice Chairman of the Company. The Amendment makes only the non-material changes described in items (1) through (3) above.
The forms of agreement are filed as exhibits to this report.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Form of New Change in Control Severance Agreement

10.2	Form of Amendment Number Two to Change in Control Severance Agreement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 7, 2011

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary